Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-147857) of our report dated February 26, 2007, relating to our audit of the financial statements of Oracle Healthcare Acquisition Corp., appearing in the Prospectus, which is a part of Amendment No. 3 to the Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.
Rothstein, Kass & Company, P.C.

Roseland, New Jersey

February 6, 2008